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                                  EXHIBIT 10(d)

                                    AGREEMENT

         This Agreement is entered into this 13th day of November, 1999, by and between The Sherwin-Williams Company ("Sherwin-Williams") and Thomas A. Commes (hereinafter "Commes").

                                    RECITALS:
                                    ---------

A.       Commes has decided to retire from his position with Sherwin-Williams;
         and

B. Sherwin-Williams desires to enter into a covenant not to compete with Commes and to obtain certain releases from Commes.

         NOW THEREFORE, in consideration of the promises set forth herein and other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. CONSIDERATION. In consideration of Commes entering into the covenant not to compete set forth in Section 2 hereof and the releases set forth in Section 3 hereof, Sherwin-Williams agrees as follows:

         a. As soon as practicable following your retirement, Sherwin-Williams shall pay Commes, in a lump sum, the amount of Thirty Four Thousand and 00/100 Dollars ($34,000.00); and

         b. With respect to the Restricted Stock granted under the 1994 Stock Plan pursuant to the Amended and Restated Restricted Stock Grant with a Date of Vesting of January 28, 2001, the number of shares of Restricted Stock granted thereunder shall be prorated to fifty percent (50%) of such number, that being the portion of the Restriction Period completed as of the date of Commes' retirement. Thereafter, all of Commes' rights to the prorated Restricted Stock shall be determined in accordance with such Amended and Restated Restricted Stock Grant.

2. COVENANT NOT TO COMPETE. For a period of two (2) years commencing on March 17, 1999 and ending on March 16, 2001, Commes agrees that he will not, directly or indirectly, as principal, agent, employer, employee, shareholder (except ownership of less than one percent (1%) of the number of shares outstanding of any securities which are listed for trading on any securities exchange), partner, director or otherwise engage or be interested in any business engaged in the manufacture or sale of paint, coatings or other products that are intended to be marketed in competition with paint, coatings or other products manufactured and sold by Sherwin-Williams, its affiliates or subsidiaries

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         anywhere in the world. If Commes violates the provisions of this
         Section 2, Commes agrees that: (1) Sherwin-Williams shall be entitled to obtain a court order preventing Commes from continuing such violations; (2) all obligations of Sherwin-Williams pursuant to Section 1(b) above shall terminate and Sherwin-Williams shall have no obligation to deliver any shares pursuant to the Restricted Stock Grant described therein; and (3) Sherwin-Williams shall have the right to pursue all other legal and equitable remedies which may be available. The parties hereto further acknowledge and agree that the scope of this
         Section 2 is fair and reasonable in light of Commes' position with Sherwin-Williams and the nature and scope of Sherwin-Williams' international business operations; provided however, it is the mutual intention of the parties hereto, that if a court should determine that the scope of this Section 2 is too broad in any manner, then the court should narrow its effectiveness to the broadest extent permitted by law and enforce the provisions of this Section 2 as narrowed.

3. RELEASE. SHERWIN-WILLIAMS, ON BEHALF OF ITSELF, ITS CURRENT OR FORMER SUBSIDIARIES, THEIR DIRECTORS, OFFICERS, SHAREHOLDERS, EMPLOYEES, AGENTS, REPRESENTATIVES, INSURERS, SUCCESSORS AND ASSIGNS AND COMMES, ON BEHALF OF HIMSELF, HIS HEIRS, AGENTS, SUCCESSORS, ASSIGNS AND REPRESENTATIVES, HEREBY MUTUALLY WAIVE, RELEASE AND DISCHARGE EACH OTHER (AND THE PERSONS AND ORGANIZATIONS PREVIOUSLY IDENTIFIED IN THIS SENTENCE), WITH RESPECT TO ANY AND ALL CAUSES OF ACTION, CLAIMS, LIABILITIES AND DEMANDS OF ANY NATURE, WHETHER KNOWN OR UNKNOWN, RESULTING FROM OR BASED UPON, DIRECTLY OR INDIRECTLY, HIS EMPLOYMENT RELATIONSHIP OR CONDUCT WITH THE ABOVE DESCRIBED PARTIES AND WITH RESPECT TO COMMES INCLUDING, BUT NOT LIMITED TO, ANY ACTIONS, CLAIMS, LIABILITIES OR DEMANDS CONCERNING, BASED UPON OR ARISING OUT OF THE EMPLOYMENT AGREEMENT BETWEEN THE PARTIES DATED MARCH 16, 1979, AS AMENDED BY THE AMENDMENT TO EMPLOYMENT AGREEMENT DATED FEBRUARY 22, 1996, ANY ALLEGED WRONGFUL TERMINATION, BREACH OF EMPLOYMENT CONTRACT, BREACH OF THE IMPLIED COVENANT OF GOOD FAITH AND FAIR DEALING, DEFAMATION, WORKERS' COMPENSATION, INTENTIONAL OR NEGLIGENT INFLICTION OF EMOTIONAL DISTRESS, OR DISCRIMINATION BASED ON RACE, NATIONAL ORIGIN, SEX, RELIGION, AGE OR HANDICAP, (INCLUDING, WITHOUT LIMITATION, CLAIMS OR RIGHTS UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT OF 1967 AS AMENDED OR SIMILAR STATE LAWS). THIS RELEASE DOES NOT COVER ANY RIGHTS EMPLOYEE MAY HAVE TO RECEIVE BENEFITS PURSUANT TO THE TERMS AND CONDITIONS OF THE SHERWIN-WILLIAMS COMPANY SALARIED EMPLOYEES' REVISED PENSION INVESTMENT PLAN, THE SHERWIN- WILLIAMS COMPANY EMPLOYEE STOCK PURCHASE AND SAVINGS PLAN, THE SHERWIN-WILLIAMS COMPANY DEFERRED COMPENSATION SAVINGS PLAN, THE SHERWIN-WILLIAMS COMPANY KEY MANAGEMENT DEFERRED COMPENSATION PLAN AND THE SHERWIN-WILLIAMS COMPANY PENSION INVESTMENT EQUALIZATION PLAN.

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4.       ENTIRETY. This Agreement embodies the entire understanding and agreement between the parties relative to the subject matter hereof. Conditions and representations, oral or written, expressed or implied, with reference to the subject matter hereof, that are inconsistent with this Agreement shall be of no force or effect unless agreed to in writing and signed by both parties hereto.

5.       RIGHT TO REVIEW. Commes represents and agrees that:

         a. He fully understands his right to have this Agreement reviewed by and to discuss all aspects of this Agreement with his private attorney and that to the extent, if any, he desires, he has availed himself of this right;

         b. He has been given a period of not less than twenty-one (21) days to review and consider this Agreement and he may use as much of this twenty-one (21) day period as he desires prior to signing it;

         c.       He is voluntarily entering into this Agreement; and

         d. He may revoke this agreement during the seven (7) day period immediately following the date he executes it.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

THE SHERWIN-WILLIAMS COMPANY

By:      /s/ T.E. Hopkins                       By:      /s/ Thomas A Commes
Title:   Vice President - Human Resources       Printed Name:  Thomas A. Commes


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